AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT


       WHEREAS, AETNA GET FUND, a Massachusetts business trust (the "Fund"), on behalf of certain of its series (the "Series"), has entered into an Administrative Services Agreement (the "Agreement") with AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation ("Aeltus"), effective May 1, 1998; and

       WHEREAS, the Fund has established a new series, Series H; and

       WHEREAS, the Fund, on behalf of Series H, desires to appoint Aeltus as the administrator ("Administrator") of Series H;

       NOW THEREFORE, it is agreed as follows:

       1. The Fund, on behalf of Series H, hereby appoints Aeltus, and Aeltus hereby accepts appointment, as the Administrator, in accordance with all the terms and conditions set forth in the Agreement.

       2. Section VII of the Agreement is amended by adding the following paragraph:

           With respect to services rendered on behalf of Series H, the Administrator has agreed to waive fees so that the Series' total annual operating expenses do not exceed 0.75% of the average daily net assets.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the 27th day of September, 1999.

                                                         AELTUS INVESTMENT
                                                         MANAGEMENT, INC.



Attest:       /s/ Amy R. Doberman              By:    /s/ John Y. Kim
              ---------------------                   ----------------
Name:         Amy R. Doberman                  Name:  John Y. Kim
              ---------------------                   ----------------
Title:        Secretary                        Title: President
              ---------------------                   ----------------


                                               AETNA GET FUND,
                                               on behalf of its Series H


Attest:       /s/ Michael Gioffre              By:     /s/ J. Scott Fox
             ----------------------                 ---------------------
Name:         Michael Gioffre                  Name:   J. Scott Fox
             ----------------------                 ---------------------
Title:       Assistant Secretary               Title:  President
             ----------------------                 ---------------------